UNIT REGISTRATION RIGHTS AGREEMENT

     THIS UNIT REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of February 14, 1997, by and among ENRON LIQUIDS PIPELINE, L.P., a Delaware limited partnership (the "Partnership") , ENRON LIQUIDS PIPELINE COMPANY, a Delaware corporation and general partner of the Partnership ("Seller") and FIRST UNION INVESTORS, INC., a North Carolina corporation (the "Purchaser").

     WITNESSETH:

     WHEREAS, Seller and Purchaser have entered into a Unit Purchase Agreement of even date herewith (the "Unit Purchase Agreement") in connection with the proposed purchase by Purchaser from Seller of 429,000 Common Units (the "Purchased Units") of the Partnership;

     WHEREAS, pursuant to the Unit Purchase Agreement, the Purchaser has established as a condition precedent to its obligation to purchase the Purchased Units, that the Purchased Units be registered under the Securities Act of 1933 prior to purchase or as soon thereafter as practicable;

     WHEREAS, the Seller hereby requests that the Partnership register the sale of the Purchased Units by Purchaser pursuant to the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties do hereby agree as follows:

     1. Request for Registration. Seller requests that the Partnership proceed to cause the registration of the sale by Purchaser of the Purchased Units under the Securities Act of 1933 as soon as practicable. In connection with this request for registration, Seller hereby certifies to the Partnership that Rule 144 of the Securities Act of 1933 or another exemption from registration is not available to enable Seller to dispose of the number of Units it desires to sell under the Unit Purchase Agreement without registration under the Securities Act so as to permit the Purchaser to resell such securities publicly without the need for registration under the Securities Act of 1933. Seller further represents that it has not previously made a prior request for registration pursuant to Section 6.13 (a) and acknowledges that the registration of securities pursuant hereto shall count as one of the three registrations that Seller is entitled to pursuant to Section 6.13(a).

     2. Approval by Conflicts and Audit Committee. Seller further represents that pursuant to the terms of the Partnership Agreement, Seller has presented its request to the Conflicts and Audit Committee of the Partnership asking that said Committee

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determine  in its good  faith  judgment  that (i) no  deferral  of the  Seller's registration request would be in the best interests of the Partnership and its Partners due to any pending transaction, investigation or other event; (ii) the Seller's request for filing of the registration statement contained herein should not be deferred; and (iii) either (A) the Seller's request for registration contained herein is consistent with the registration rights of the general partner as set forth in Section 6.13, or (B) the registration rights provided hereunder are fair and reasonable to the Partnership. Furthermore, the Seller hereby represents and warrants that Seller has received prior to the date of this Agreement, the affirmative approval of the Conflicts and Audit Committee as to each of the three matters referred to in the prior sentence and as to the undertakings of the Partnership set forth herein.

     3. Partnership Covenants. The Partnership hereby acknowledges that it has received the request of its general partner for registration of the Purchased Units pursuant to Section 6.13 of the Partnership Agreement. The Partnership further acknowledges that immediate registration of the Purchased Units cannot be accomplished prior to the contemplated delivery of the Purchased Units to the Purchaser at Closing pursuant to the Unit Purchase Agreement due to insufficient time prior to such Closing for preparation and filing of a registration statement with the Securities and Exchange Commission. The Partnership, therefore, hereby undertakes and irrevocably commits to file, as soon as practicable after the Closing, a registration statement under the Securities Act of 1933 as to the Purchased Units and will also prepare and file such documents as may be necessary to register or qualify the Purchased Units pursuant to the registration rights set forth in Section 6.13 of the Partnership under the securities laws of such states as the Purchaser shall reasonably request, and take such other actions in connection with such registration and qualification, consistent with said Section 6.13, as may be reasonably necessary or advisable to enable the Purchaser to consummate a public sale of the Purchased Units in such states. The Partnership will use its best efforts acting in good faith, to cause such registration statement to become effective as soon as possible and, subject to Subparagraph 5(b), will maintain the effectiveness of such registration statements for at least one year, or, if sooner, until all of the Purchased Units have been sold thereunder.

     4.  Indemnification and Costs.

         (a) Purchaser and the Partnership agree that in connection with the registration of the Purchased Units described herein, such parties will execute and deliver such indemnity agreements as are required pursuant to Subsection (c) of Section 6.13 of the Partnership Agreement and otherwise as may be

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reasonably  required by the underwriter in connection  with the  registration of the Purchased Units described herein.

         (b) Except as otherwise required by the indemnity agreements described in Subparagraph 4(a) hereof, all costs and expenses of the registration (other than the underwriting discounts and commissions) shall be paid by the Partnership without reimbursement by the general partner or the Purchaser; provided that Seller shall be solely responsible for any costs incurred in the period beginning six (6) months after the effective date of the registration statement to the extent required to maintain the effectiveness of the registration statement until the earlier to occur of (i) the sale by Purchaser of all Purchased Units or (ii) the expiration of twelve (12) months during which such registration statement is or has remained effective.

     5.  Purchaser's Obligations.

         (a) The Purchaser hereby agrees that it will assist the Partnership in preparing, filing and maintaining the registration statements described herein by providing information concerning the Purchaser and other information to the extent required in the registration statement.

         (b) The Purchaser further agrees that, at any time after the registration statement provided for herein has been effective for at least six months, it will thereafter, if so requested by the Partnership, agree to suspend sales of the Purchased Units pursuant to such registration statement for a period of up to six months, provided that (i) the Partnership requests such suspension in good faith in order to facilitate a registered primary offering by the Partnership of its equity securities, (ii) the Partnership agrees to extend the period during which it is required to maintain the effectiveness of the registration statement filed pursuant to Section 3 hereof by the number of days equal to the period of such suspension, and (iii) in connection with such primary offering by the Partnership, the Partnership provides to the Purchaser the same "piggyback" registration rights with respect to the Purchased Units as are provided in the case of securities held by a "Holder" pursuant to Section 6.13(b) of the Partnership Agreement.

     6.  Miscellaneous.

         (a) This Agreement constitutes the final, complete and exclusive statement of the Agreement of the parties hereto as of the subject matter hereof, and all other prior or contemporaneous oral or written agreements of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

         (b) This Agreement may be modified or amended only by express written agreement of the parties hereto.


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         (c) No waiver by any party of any  provision  hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or any other part of such provision or the same provision or part at any other time.

         (d) No party may assign its rights or delegate its duties hereunder without the prior written consent of the other parties, except that the Purchaser may assign its rights hereunder to any Affiliate of the Purchaser with respect to any Purchased Units transferred to such Affiliate prior to the public sale thereof.

         (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (f) The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceablity of any provision hereof or part thereof shall not affect the validity of or enforceability of any other provision hereof or any other part of such provision.

         (g) The validity and construction of this Agreement shall be governed by the substantive laws of the State of Delaware without regard to the conflict of law rules of such jurisdiction, except to the extent that the federal laws of the United States are applicable.

         (h) This Agreement may be executed by the parties in multiple counterparts and shall be effective as of the date set forth above when such parties hereto shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each party hereto.

         (i) Capitalized terms not otherwise defined herein shall have the same meaning assigned to them in the Partnership Agreement.

     IN WITNESS WHEREOF, the Purchaser, the Seller and the Partnership have caused this Agreement to be executed by duly authorized persons, as of the day and year first above written.

                       ENRON LIQUIDS PIPELINE, L.P.,

                       By: ENRON LIQUIDS PIPELINE COMPANY,
                           its General Partner


                       By: /s/ Michael P. Morgan
                       Title: Vice President



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                       ENRON LIQUIDS PIPELINE COMPANY,
                       as Seller



                       By: /s/ Michael P. Morgan
                       Title: Vice President



                       FIRST UNION INVESTORS, INC.,
                       as Purchaser



                       By: /s/ Ted A. Gardner
                       Title: Senior Vice President





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